UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
February 16, 2006
Date of Report (Date of Earliest Event Reported)
HARRIS INTERACTIVE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27577	16-1538028

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
135 Corporate Woods, Rochester, New York 14623
   (Address of Principal Executive Offices)   (Zip Code)
Registrant’s Telephone Number Including Area Code: (585) 272-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
Effective as of February 16, 2006, Harris Interactive Inc. (the “Company”) entered into an Employment Agreement with Ronald E. Salluzzo. A copy of Mr. Salluzzo’s Employment Agreement is being filed as Exhibit 10.1 to this Current Report on Form 8-K. Pursuant to the terms of that agreement, Mr. Salluzzo will be employed by the Company as its Executive Vice President, Chief Financial Officer, Secretary and Treasurer, commencing as of March 6, 2006 through and including June 30, 2007 (unless earlier terminated in accordance with the terms of that agreement). The term of Mr. Salluzzo’s Employment Agreement will be automatically renewed for successive additional one-year terms unless terminated by either party by written notice at least three months prior to the applicable renewal date. The material terms of Mr. Salluzzo’s Employment Agreement include:
•	a base salary of $325,000 per year, subject to increase as determined by the Compensation Committee of the Board of Directors from time to time;

•	a one-time signing bonus of $50,000, payable on June 30, 2006; provided that if Mr. Salluzzo’s employment is terminated by the Company for “cause” or by Mr. Salluzzo without “good reason” on or before June 30, 2006, he will not be entitled to receive the signing bonus;

•	for fiscal years ending after July 1, 2006, an annual performance bonus set by the Compensation Committee of the Board of Directors, based upon performance standards established for executive officers of the Company relating to financial targets, with a target bonus for fiscal 2007 of $150,000;

•	vacation, $250,000 in term life insurance, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally, plus reimbursement of up to $10,000 in reasonable expenses incurred in the negotiation of his Employment Agreement and stock option agreement. Additionally, Mr. Salluzzo will receive reimbursement of up to $40,000 in connection with his relocation to Rochester, New York and, for periods prior to June 30, 2006, reasonable expenses for travel between his home in Potomac, Maryland and the Company’s headquarters in Rochester, New York and for temporary accommodations in Rochester, New York; and

•	an agreement to grant stock options, effective as of March 6, 2006, to purchase 350,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the stock as of the close of trading on the effective date The options will be non-qualified stock options and will be granted pursuant to the Non-Qualified Stock Option Agreement filed as Exhibit 10.2 to this Current Report on Form 8-K, all of which options are subject to the following vesting provisions: 25% of such options vest on March 6, 2007, and the remaining balance vest at a rate of 1/36th per month over the remaining 36 months; provided, however, all unvested options will immediately vest upon the occurrence of a change in control. The options will expire on March 6, 2016 or, if earlier, upon the occurrence of certain events described in the Option Agreement.
The Company may terminate Mr. Salluzzo’s employment at any time. Upon any termination of Mr. Salluzzo’s employment by reason of his death or permanent disability, or by the Company for “cause” or by Mr. Salluzzo without “good reason”, each as defined in his Employment Agreement, he will be entitled to payment of accrued and unpaid salary, bonus and benefits (including a prorated portion of any performance bonus earned for the fiscal year during which termination occurs if termination occurs during the last six months of such fiscal year, based upon annualized completed results, but no such prorated amount if termination occurs during the first six months of such fiscal year). If the Company terminates Mr. Salluzzo’s employment other than as set forth in the preceding sentence or if Mr. Salluzzo terminates his employment for “good reason”, he will be entitled to accrued but unpaid salary, bonus and benefits (including a prorated portion of any performance bonus earned with respect to the fiscal year during which termination occurs, based upon annualized completed results), continued payment of his salary through and including the first anniversary of his termination, and continued participation in the Company’s employee benefit programs at his then-current level (or the economic equivalent, if such benefits are not available) through and including the first anniversary of his termination. If Mr. Salluzzo’s employment is terminated because the Company decides not to renew his employment as of any June 30 as described above, he will be entitled to the payments and benefits described in the preceding sentence, but if Mr. Salluzzo’s employment is terminated because he decides not to renew his employment as of any June 30, he will only be entitled to accrued but unpaid salary, bonus and benefits (including a prorated portion of any performance bonus earned with respect to the fiscal year during which termination occurs, based upon annualized completed results). If Mr. Salluzzo’s employment is terminated under certain circumstances during the 15-month period following a change of control, in addition to the payments and benefits described above, he will also receive reimbursement for six months of out-placement services and a payment to offset certain taxes, if any, imposed under Section 280G of the Internal Revenue Code.
Additionally, Mr. Salluzzo’s Employment Agreement contains certain customary non-competition, non-solicitation and confidentiality covenants.
There is no material relationship between the Company or its affiliates and Mr. Salluzzo, other than in respect of Mr. Salluzzo’s Employment Agreement.
Item 1.02. Termination of a Material Definitive Agreement
On February 17, 2006, the Company announced that effective as of March 6, 2006, Frank J. Connolly, Jr. will be replaced as Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company by Ronald E. Salluzzo. In the short-term, Mr. Connolly will remain at the Company, reporting to its Chief Executive Officer in a consultative role to complete several in-progress initiatives relating to the Company’s profitable growth strategy.
Under the terms of Mr. Connolly’s Employment Agreement, the Company is required to provide Mr. Connolly with his base compensation of $315,000 through and including one year after the date his employment terminated and continued coverage under the Company’s employee benefit plans during the same period. Mr. Connolly’s agreement also provides for payment of performance bonus, if any is earned, for the fiscal year in which his agreement is terminated. The bonus is calculated and payable when performance bonuses for the year are paid to all other Company senior executives, and is prorated for the period prior to termination calculated by annualizing any short period before termination.
A copy of Mr. Connolly’s Employment Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 4, 2005.
Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On February 17, 2006, the Company announced that effective as of March 6, 2006, Ronald E. Salluzzo will replace Frank J. Connolly, Jr. as the Company’s Executive Vice President, Chief Financial Officer, Secretary and Treasurer. In the short-term, Mr. Connolly will remain at the Company, reporting to its Chief Executive Officer in a consultative role to complete several in-progress initiatives relating to the Company’s profitable growth strategy.
A brief description of the material terms of Mr. Salluzzo’s Employment Agreement is set forth under Item 1.01 above. Mr. Salluzzo is 55 years of age, and has served as Chief Risk Officer of BearingPoint, Inc. since February 2005. Prior to being named BearingPoint’s Chief Risk Officer, Mr. Salluzzo led their State and Local Government and Education services segment, which included responsibility for managing the segment’s strategy and operations systems integration, technology infrastructure consulting and business process reengineering services. Mr. Salluzzo started his career in 1972, when he joined KPMG as a member of the audit department in Rochester, New York. Mr. Salluzzo was elected to the partnership in 1984, and named Practice Leader for Higher Education in 1994, a position he held until 1999, when he was selected to lead the State and Local Government group of KPMG Consulting, the predecessor to BearingPoint.
Section 7 — Regulation FD
Item 7.01. Regulation FD Disclosure.
On February 17, 2006, the Company issued a press release announcing the management change described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

	Exhibit 10.1	Employment Agreement between the Company and Ronald E. Salluzzo dated as of February 16, 2006

	Exhibit 10.2	Form of Non-Qualified Stock Option Agreement between the Company and Ronald E. Salluzzo dated as of March 6, 2006

	Exhibit 99.1	Press Release issued by Harris Interactive Inc. on February 17, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC.
(Registrant)

By:	/s/ Gregory T. Novak

Name:	Gregory T. Novak
Title:	President and Chief Executive Officer
(Principal Executive Officer)
Date:   February 17, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Employment Agreement between the Company and Ronald E. Salluzzo dated as of February 16, 2006

10.2	Form of Non-Qualified Stock Option Agreement between the Company and Ronald E. Salluzzo dated as of March 6, 2006

99.1	Press Release issued by Harris Interactive Inc. on February 17, 2006